EXHIBIT 10.41

SPRINGHURST GROUND LEASE

THIS GROUND LEASE, dated this 17th day of January, 2008, is between The Jaytee Properties Limited Partnership, a Kentucky limited partnership, hereinafter referred to as “Landlord” and Republic Bank & Trust Company, a Kentucky corporation, hereinafter referred to as the “Tenant”. As parties hereto, Landlord and Tenant agree as follows:

RECITALS

A.                                   Landlord is the owner in fee simple of the land described in this Lease.

B.                                     Landlord desires to lease said land to Tenant, and Tenant desires to lease said land from Landlord, pursuant to the terms, covenants and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Landlord and Tenant covenant and agree as follows:

TERMS AND CONDITIONS

SECTION 1. Definitions. As used in this Lease, the following terms and phrases shall have the following meanings:

(a)                                  “Commencement Date” shall be January 17, 2008.

(b)                                 “Demised Premises” shall mean all that certain tract of land, consisting of approximately 2.0 acres, located at 9600 Brownsboro Road, Louisville, KY, as more particularly described on EXHIBIT A attached hereto and made a part hereof, together with any and all improvements, appurtenances, rights, privileges and easements benefiting, belonging or pertaining thereto, and any right, title and interest of Landlord in and to any land lying in the bed of any street, road or highway (open or proposed) to the center line thereof, in front of or adjoining said tract of land.

(c)                                  “Hazardous Substances” shall mean any and all hazardous substances, toxic materials, pollutants, contaminants, hazardous or toxic wastes as defined in any federal, state, county or municipal law, rule, regulation or ordinance, including, without limitation, asbestos.

(d)                                 “Improvements” shall mean any and all landscaping, structures, driveways, sidewalks, parking areas and other improvements constructed, erected or located on the Demised Premises.

(e)                                  “Permitted Exceptions” shall mean (i) governmental laws, ordinances and regulations affecting the Demised Premises, (ii) liens for ad valorem real property taxes and assessments due and payable in the year of the Commencement Date and thereafter, and (iii) easements, restrictions and stipulations of record.

(f)                                    “Permitted Use” shall mean the operation of a restaurant selling food and beverages for on- or off-premises consumption including drive-through service.

(g)                                 “Plans and Specifications” shall mean the plans and specifications for the initial construction of the Improvements (parking lot).

(h)                                 “Taking Date” shall mean the later of (i) the date that possession shall be taken or condemned by any lawful authority, or (ii) the date on which the right to compensation and damage accrues under the law applicable to the Demised Premises.

(i)                                     “Taxes” shall mean any and all taxes, special and general assessments, and other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary, and each and every installment thereof which shall be charged, levied, laid, assessed, imposed, become due and payable, or liens upon, for or with respect to all or any part of the Demised Premises, the Improvements, appurtenances or equipment owned by Tenant thereon or therein or any part thereof, together with all interest and penalties thereon, under or by virtue of all present or future laws, ordinances, orders, rules and regulations of federal, state, county and municipal governments and of all other governmental authorities whatsoever.

(j)                                     “Term” shall mean the initial term of this Lease, which shall be for a period of fifteen (15) years beginning on the Commencement Date and continuing until midnight on January 16, 2023. Notwithstanding the above, Tenant may terminate this Lease, without cause, at the end of any calendar month with 30 days prior written notice to Landlord, at which time Landlord will pay to Tenant the prorated value of Tenant’s improvement over the remaining 15-year term of the Lease.

(k)                                  “Utility Expenses” shall mean any and all charges for water, natural gas, electricity, sewer, drainage, telephone, cable television and other utility service furnished to the Demised Premises during the Term.

SECTION 2. Demised Premises. Landlord leases to Tenant, and Tenant leases from Landlord, the following Demised Premises, upon and subject to the terms, covenants and conditions contained herein as follows:

Being a portion comprised of approximately 2.0 acres of a certain real estate parcel totaling approximately 5.33 acres located at the rear of the Republic Bank Building, 9600 Brownsboro Road in Jefferson County, Kentucky.

Tenant shall complete paving/parking improvements on the approximately 2.0 acre portion of real estate located at 9600 Brownsboro Road.

SECTION 3. Term. On the date hereof, Landlord shall be obligated to perform the terms, covenants and conditions contained herein, for a period of fifteen years unless this Lease is earlier terminated by Tenant, in which case Tenant at the end of any calendar month with 30 days prior written notice to Landlord, at which time Landlord will pay to Tenant the prorated value of Tenant’s improvement over the remaining 15-year term of the Lease. Tenant shall be deemed to rent the Demised Premises on a month to month basis. The Term shall commence on the Commencement Date, at which time, Landlord and Tenant shall then become obligated to perform all terms, covenants and conditions contained herein.

SECTION 4. Rent.

(a)                                  Annual Rent. During the Initial Term, Tenant covenants and agrees to pay Landlord, without offset, deduction, or previous demand, Annual Rent in the amount of ($0.00). The parking lot Improvements paid for by Tenant constitute adequate consideration on behalf of Tenant. The cost of those Improvements is agreed to be $276,500.00.

SECTION 5. Representations and Warranties. The parties represent and warrant that:

(a)                                  Authority. Landlord and Tenant possess full right, power and authority to execute, deliver and perform this Lease, and when executed all parties having an interest in the Demised Premises shall be lawfully bound pursuant to the terms, covenants and conditions of this Lease.

(b)                                 Fee Simple Title. Landlord possesses and will possess on the date hereof, fee simple title to the Demised Premises, subject only to the Permitted Exceptions, and Landlord possesses full right and power to lease the Demised Premises to Tenant.

(c)                                  Breach of Other Agreements. The execution and delivery of this Lease, the consummation of the transaction provided for herein, and the fulfillment of the terms, covenants and conditions hereof, will not result in a breach of any term, covenant or condition of, or constitute a default under, any agreement or instrument to which Landlord or Tenant is a party, or by which Landlord, Tenant, or the Demised Premises is bound, including, without limitation, any judgment, decree or order of any court or governmental body, or any applicable law, ordinance, rule or regulation.

(d)                                 Eminent Domain. No eminent domain or similar condemnation proceeding affecting all or any part of the Demised Premises is now pending or, to the best of Landlord’s knowledge, threatened.

(e)                                  Outstanding Contract. No outstanding option to purchase, contract of sale or lease exists with respect to all or any part of the Demised Premises, except for this Lease.

(f)                                    Litigation. No litigation or proceeding before any commission, agency or other administrative authority is pending or, to the best of Landlord’s knowledge, threatened against or affecting the Demised Premises or arising out of or by virtue of the ownership or use by Landlord of the Demised Premises. No pending or threatened judicial, municipal or administrative proceeding exists which affects the Demised Premises, or in which Landlord is or may be a party by reason of the ownership or use by Landlord of all or any part of the Demised Premises. No outstanding decree, order or award exists with respect to Landlord, or all or any part of the Demised Premises.

(g)                                 Landlord warrants that there is no easement, deed restriction, subdivision restriction or regulation of any lawful governmental agency, authority or instrumentality having jurisdiction over the Demised Premises exists which will adversely affect or impair the intended use of the Demised Premises by Tenant, or adversely affect or impair the access to or from the Demised Premises.

(h)                                 Landlord warrants that the current conditional use zoning of the Demised Premises permits the use of the Demised Premises for the Permitted Use.

(i)                                     Tenant has obtained all approvals, permits and licenses necessary to develop and operate the Demised Premises for the intended use of Tenant.

(j)                                     Tenant has verified that the utility services currently available to the Demised Premises, including, without limitation, electric, natural gas, telephone, water, sanitary sewer, storm sewer, drainage and cable television, are in capacities adequate for the intended use of the Demised Premises by Tenant and are available by proper easement.

(k)                                  Tenant has verified that adequate access exists to the Demised Premises from and over any and all roads, streets, lanes and highways adjacent to or adjoining the Demised Premises.

(l)                                     Landlord represents to Tenant, that to the best of Landlord’s knowledge, that (A) the Demised Premises was not used for the storage, generation, manufacture or disposal of any Hazardous Substance, (B) no Hazardous Substance is or was located in, on or under the Demised Premises, and (C) no underground storage tank is located in, on or under the Demised Premises.

(m)                               Landlord warrants that the Demised Premises is not located in a flood hazard area as designated by any governmental agency, authority or instrumentality.

SECTION 6. Zoning. Tenant shall, at its sole cost and expense, apply for and obtain any zoning, zoning variances, changes or consents that may be necessary for the Permitted Use. Tenant may contest, through appropriate legal proceedings, any adverse administrative or legislative action in connection therewith. Landlord shall cooperate fully with Tenant to obtain such necessary zoning, zoning variances, changes or consents, and shall execute such application forms, pleadings and similar documents as may be required by the governmental authorities or courts having jurisdiction over the Demised Premises.

SECTION 7. No Net Lease. It is the intention of the parties that the Landlord shall be responsible for and that all costs, utilities, taxes and expenses and obligations relating to the Demised Premises, except for maintenance expense, which shall be a cost to Tenant.

SECTION 8. Construction of the Improvements.

(a)                                  Commencement. Tenant shall, at its sole cost and expense, begin construction of the Improvements in accordance with the Plans and Specifications. Any material changes to the Plans and Specifications shall require the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed. Construction of the Improvements shall be performed in compliance with all then applicable codes, zoning ordinances and any other laws, rules, regulations and ordinances of any governmental jurisdiction.

(b)                                 Contractors. In constructing the Improvements, Tenant shall require such persons or entities to waive their right to place a lien against the interest of Landlord in the Demised Premises and if so placed as a result of the construction of the Improvements, Tenant shall cause same to be removed and any such lien right to be satisfied.

SECTION 9. Use of the Demised Premises.

Tenant shall use the Demised Premises for the Permitted Use and for no other purpose, which shall be for parking. Tenant shall not use or occupy, or permit all or any part of the Demised Premises to be used or occupied for any unlawful or illegal business, use or purpose, or in any manner constituting a nuisance of any kind.

SECTION 10. Taxes and Utility Expenses.

Payment. During the Term, Landlord shall pay and discharge as and when the same shall become due and payable, all Taxes and Utility Expenses. Landlord shall be deemed to have complied with this Section 12(a) if payment of the Taxes and the Utility Expenses are made either within any period allowed by law or by the governmental authority imposing the same during which payment is permitted without penalty or interest, or before the same shall become a lien on the Demised Premises. Landlord shall, upon request, produce and exhibit to Tenant satisfactory evidence of such payment.

SECTION 11. Repairs, Alterations and Replacements; Hazardous Substances.

(a)                                  Tenant to Repair and Maintain. Tenant shall, at all times during the Term and at its sole cost and expense, keep and maintain the Improvements in good repair and condition (ordinary wear and tear excepted) and shall use all reasonable precaution to prevent waste or damage thereto. Landlord shall not be required to make any repairs, additions, alterations or replacements in or to the Demised Premises or the Improvements during the Term.

(b)                                 Additions, Alterations and Replacements. Subject to all applicable restrictions, zoning ordinances and other governmental regulations, Tenant may, at its sole cost and expense, and at any time and from time to time, make such repairs, additions, alterations and replacements in and to the Improvements, as Tenant deems desirable, subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld.

(c)                                  Title to the Improvements. Title to the Improvements and any repair, addition, alteration or replacement thereto shall remain the property of Landlord, and Landlord alone shall be entitled to deduct all depreciation on Landlord’s income tax returns for same. At the expiration or other termination of this Lease, the Improvements shall become the property of Landlord, but Tenant may remove any and all trade fixtures, equipment and other personal property of Tenant from the Demised Premises; provided that Tenant shall, at its sole cost and expense, repair any damage to the Demised Premises or the Improvements caused by said removal.

(d)                                 Hazardous Substances. Landlord represents and warrants that there are no Hazardous Substances brought upon, kept, stored, generated, manufactured, disposed of, or used in or about the Demised Premises prior to Tenant’s possession. Tenant represents and warrants that it shall not cause or permit any Hazardous Substance to be brought upon, kept, stored, generated, manufactured, disposed of, or used in or about the Demised Premises by Tenant, its agents, employees, contractors or invitees except for cleaning supplies used in the ordinary course of business and in compliance with all applicable laws. Tenant shall be fully liable for any and all costs and expenses related to the generation, manufacture, use, storage or disposal of a Hazardous Substance on the Demised Premises by Tenant, its agents, employees, contractors and invitees. Tenant shall defend, indemnify and hold harmless Landlord and its agents from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses (including, without limitation, reasonable attorney’s fees, consultants fees, court costs and litigation expenses) of whatever kind or nature known or unknown, contingent or otherwise, arising out of or any way related to a Hazardous Substance brought onto the Demised Premises by Tenant.. The terms, covenants and conditions of this Section shall be in addition to any other obligation and liability that either party may have at law or in equity, and shall survive the expiration or other termination of this Lease.

SECTION 12. Requirements of Public Authority.

(a)                                  Tenant to Comply. During the Term, Tenant shall, at its sole cost and expense, observe and comply with all present and future laws, ordinances, orders, rules and regulations of the federal, state, county, municipal and other governmental authorities affecting all or any part of the Demised Premises or the Improvements whether the same are in force at the Commencement Date or which may in the future be passed, enacted or directed. Tenant shall pay any and all costs, expenses, liabilities, losses, damages, fines, penalties, claims and demands incurred by Landlord, including, without limitation, reasonable attorney’s fees and expenses, that may in any manner arise out of or be imposed because of the failure of Tenant to comply with this Section 14.

(b)                                 Right to Contest. Tenant may contest by appropriate legal proceeding conducted in good faith, in the name of Tenant, Landlord or both, without cost or expense to Landlord, the validity or application of any law, ordinance, order, rule or regulation of the nature referred to in Section 14(a) and, if by the terms of any such law, ordinance, order, rule or regulation, compliance therewith may legally be delayed pending the prosecution of any such proceeding, then Tenant may delay such compliance therewith until the final determination of such proceeding.

(c)                                  Assistance by Landlord. Landlord shall execute and deliver any appropriate instruments which may be necessary or proper to permit Tenant to contest the validity or application of any such law, ordinance, order, rule or regulation and shall fully cooperate with Tenant in such contest.

SECTION 13. Covenant Against Liens.

(a)                                  Tenant’s Discharge of Lien and Indemnity. If, because of any act or omission of Tenant, its agents, employees, subtenants or contractors, any mechanic’s lien, materialman’s lien or other lien, charge, claim or order for the payment of money shall be filed against the Demised Premises, then Tenant shall, at its sole cost and expense, cause the same to be discharged of record or bonded off within 30 days after the date the lien, charge, claim or order is filed against the Demised Premises. Tenant shall indemnify and save harmless Landlord against and from any and all costs, damages, liabilities, suits, penalties, claims and demands resulting there from, including, without limitation, reasonable attorney’s fees and expenses, that arise as a result of Tenant’s breach of this covenant.

(b)                                 Failure by Tenant to Discharge. If Tenant fails to comply with this covenant, then in addition to any other right or remedy available to Landlord under this Lease or otherwise, Landlord may, at its option, discharge such lien, charge, claim or order, in which event Tenant shall pay Landlord an amount equal to the amount of the lien, charge, claim or order thus discharged by Landlord plus any attorneys’ fees incurred by Landlord.

(c)                                  Tenant’s Work. It is agreed and understood that any lien, charge, claim or order for payment arising out of work or materials in connection with the Improvements shall solely encumber the leasehold estate of Tenant in the Demised Premises, and upon the expiration or other termination of this Lease, said lien, charge, claim or order shall be extinguished, without further force or effect, as to the Demised Premises, the Improvements and Landlord.

SECTION 14. Access to the Demised Premises.

(a)                                  By Tenant. Tenant or its representatives may, at any reasonable time after the date hereof, enter the Demised Premises for any purpose, including, without limitation, making surveys, taking soil borings, inspecting the Demised Premises and any existing improvements, and making architectural or engineering reports and studies.

(b)                                 By Landlord. Landlord, its agents and representatives may enter upon the Demised Premises at all reasonable times, to examine, inspect or exhibit the Demised Premises to prospective purchasers and prospective tenants.

SECTION 15. Assignment and Subletting. Tenant may not assign all or any part of this Lease, or sublease all or any part of the Demised Premises, without the consent of Landlord, which consent shall not be unreasonably withheld.

SECTION 16. Indemnity.

(a)                                  By Tenant. Tenant shall defend, indemnify and save harmless Landlord from and against any and all liability, damage, penalty, judgment, cost and expense, including, without limitation, reasonable attorneys’ fees and expenses, arising from loss, damage or injury to person or property sustained by anyone on or about the Demised Premises resulting from any act or omission of Tenant, its agents, employees, subtenants or contractors. Tenant shall, at its sole cost and expense, defend, indemnify and save harmless Landlord against any and all suits or actions (just or unjust) which may be brought against Landlord or in which Landlord may be impleaded with others upon any claim(s) related to the Demised Premises on or after the date hereof, except as may result from an act, omission or negligence of Landlord, its agents, employees or contractors.

(b)                                 By Landlord. Landlord shall defend, indemnify and save harmless Tenant from and against any and all liability, damage, penalty, judgment, cost and expense, including, without limitation, reasonable attorneys’ fees and expenses, arising from loss, damage or injury to person or property sustained by anyone on or about the Demised Premises resulting from any act or omission of Landlord, its agents, employees or contractors. Landlord shall, at its sole cost and expense, defend, indemnify and save harmless Tenant against any and all suits or actions (just or unjust) which may be brought against Tenant or in which Tenant may be impleaded with others upon any claim(s) related to the Demised Premises prior to the date hereof, except as may result from an act, omission or negligence of Tenant, its agents, employees, subtenants or contractors.

SECTION 17. Insurance.

(a)                                  Required of Tenant. During the Term, Tenant shall, at its sole cost and expense, obtain and maintain or cause to be obtained and maintained in full force and effect with an insurance company or companies licensed to do business in the State of Kentucky:

(i)                                     commercial general liability insurance in a combined single limit of at least $1,000,000 with respect to injury or death to any person(s) or damage to property;

(ii)                                  casualty insurance with extended coverage and other commonly used endorsements, including, without limitation, replacement/repair cost, lightning, vandalism, malicious mischief and earthquake, covering the Improvements, equal to the full insurable value thereof;

(iii)                               during construction of the Improvements, adequate builders’ risk insurance, including, without limitation, workers’ compensation insurance, covering all risks normally covered by such policies;

(iv)                              such other insurance as may be reasonably determined by Landlord.

(b)                                 Certificates of Insurance. Tenant shall, upon request by Landlord, deliver certificates of insurance to Landlord at the beginning of the Term and thereafter not less than 15 days prior to the expiration of any policy. Insurance shall be non-cancelable without 20 days’ prior written notice to Landlord, and any certificate shall state that the insurer will notify Landlord of cancellation at least 20 days prior thereto. All insurance shall name Landlord as an additional insured.

(c)                                  Tenant’s Blanket Policy. Any insurance may, at Tenant’s election, be carried under a blanket policy covering the Demised Premises and any other properties of Tenant.

(d)                                 Failure by Tenant to Insure. If Tenant should fail to pay any insurance premium required under this Section 19, then Landlord may, but shall not be obligated to, pay such insurance premium and charge the amount of such insurance premium to Tenant.

(e)                                  Insurance Proceeds. During the Term, all casualty insurance proceeds shall be paid to Tenant, subject, however, to the prior rights of any Leasehold Mortgagee.

SECTION 18. Waiver of Subrogation. Landlord and Tenant waive any and all claim and right of recovery against the other and all persons claiming by, through or under them to the extent that such claim or right of recovery is covered by insurance, and all insurance policies carried by either party covering the Demised Premises, including, without limitation, contents, fire and casualty insurance, shall expressly waive any right of the insurer to proceed against the other party.

SECTION 19. Damage or Destruction.

(a)                                  Damage or Destruction. If the Improvements are damaged or destroyed by fire or other casualty, Tenant shall, at Tenant’s sole cost and expense, repair or rebuild the Improvements. Tenant shall commence such repairs or rebuilding as soon as reasonably possible, and Tenant shall thereafter diligently pursue the completion of any such rebuilding or repair. Any insurance proceeds shall be placed in an interest bearing account with a bank mutually acceptable to Landlord, Tenant and Leasehold Mortgagee. Such insurance proceeds shall be deposited under such conditions that they may be withdrawn to meet Tenant’s periodic construction draws and other costs incidental to rebuilding and repairing the Improvements; provided that such withdrawals are supported by estimates and payment certificates of the architect supervising the rebuilding and repairing, certifying that the amount of that construction draw is the correct amount based upon work performed and materials stored on the Demised Premises. Any insurance proceeds remaining after rebuilding and repairing is completed and any interest earned on said insurance proceeds shall be the property of and belong to Tenant.

SECTION 20. Eminent Domain.

(a)                                  Total or Disabling Condemnation. If during the Term all of the Demised Premises shall be taken or condemned for a public or quasi-public purpose by any lawful authority having the power of eminent domain, or conveyance made in lieu thereof, or if a partial taking or condemnation of the Demised Premises by such authority, or conveyance made in lieu thereof, renders the same “untenantable” (as defined hereinafter), then in either event Tenant may terminate this Lease as of the Taking Date, and will be entitled to a return of its Improvement costs on a pro-rata basis covering the 15-year term of the Lease.

(b)                                 Partial Non-Disabling Condemnation. If during the Term the partial taking or condemnation for a public or quasi-public purpose by any lawful authority having the power of eminent domain, or conveyance made in lieu thereof, does not render the Demised Premises unusable for its intended purpose, then Tenant shall immediately commence restoration of the Demised Premises, and shall complete same with all reasonable diligence, to a condition comparable to the condition of the Demised Premises at the time of such taking or condemnation. This Lease shall automatically terminate as of the Taking Date for the portion of the Demised Premises taken or condemned and if the parking lot spaces are reduced by a taking, the like share of the costs of the Improvements shall be refunded by Landlord to Tenant pro-rated over the remaining term of the Lease or until such time the parking spaces are restored.

(c)                                  Allocation of Condemnation Award. If any taking or condemnation occurs in a judicial proceeding in which specific condemnation awards are made separately to Landlord and Tenant, then in that event such condemnation awards shall be binding upon Landlord and Tenant, and shall limit and define the rights of each party in and to such condemnation awards. Both Landlord and Tenant may seek a condemnation award for their respective interests. Condemnation awards awarded by virtue of the taking or condemnation of all or any part of the Improvements and/or the Demised Premises, whether by consent of the parties or any judicial proceeding, where condemnation awards are not made to Landlord and Tenant separately, shall be divided between Landlord and Tenant giving consideration to the value of the rights and interests of each party in and to the Improvements and the Demised Premises. Tenant may claim and recover from such lawful authority causing the taking or condemnation, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant or Tenant’s subtenants, in their own right on account of any and all damages to Tenant’s and Tenant’s subtenants’ businesses by reason of such taking or condemnation, and any condemnation award which may be made under federal, state or local law for moving expenses, for the taking of personal property, or for damages for business interruption or displacement.

SECTION 21. Quiet Enjoyment. Tenant shall, upon observing and keeping all other terms, covenants and conditions of this Lease on its part to be kept, have quiet possession and enjoyment of the Demised Premises during the Term.

SECTION 22. Events of Default.

(a)                                  Events of Default by Tenant. The following shall be deemed events of default by Tenant hereunder:

(i)                                     Tenant’s failure to perform any term, covenant or condition contained herein on Tenant’s part to be kept or performed, and the continuance of such failure without the curing of same for a period of 30 days after receipt by Tenant of written notice from Landlord specifying in detail the nature of such failure to perform; and

(b)                                 Time Period to Cure. In the event that Landlord gives Tenant written notice of a non-monetary default and Tenant cannot cure such non-monetary default within said 30-day period, then such non-monetary default shall not be deemed to continue as long as Tenant, after receiving such written notice, proceeds to cure such non-monetary default as soon as reasonably possible and continues to take all steps necessary to cure the same within a period of time which, under all prevailing circumstances, is reasonable.

SECTION 23. Rights and Remedies.

Of Landlord. If Tenant does not cure its default within the applicable cure period(s), then Landlord shall be entitled to (i) re-enter the Demised Premises and remove all persons and property there from by any suitable action or proceeding at law and repossess and enjoy the Demised Premises, (ii) repair, alter, or change the Demised Premises as it deems fit, (iii) relet at any time all or any part of the Demised Premises, (iv) terminate this Lease; provided that such termination shall not release Tenant from any of its obligations contained in this Lease for the balance of the Term, (v) cure the default and assess against Tenant the cost of curing the default, or (vi) exercise any other remedy available at law or in equity. All rights and remedies available herein or at law or in equity shall be cumulative with each other upon the election of Landlord. The exercise by Landlord of any right or remedy granted in this Section 23(a) shall not relieve Tenant from the obligation to pay the Annual Rent and any other amount due hereunder, and to fulfill all other terms, covenants and conditions required by this Lease, at the time and in the manner provided herein. Tenant throughout the Term shall pay Landlord, no later than the last day of each calendar month, the amount of the costs due to Landlord resulting from such default by Tenant, less the proceeds received by Landlord from reletting the Demised Premises. Any excess rent or amounts received by Landlord over and above sums due Landlord by Tenant from reletting the Demised Premises as a result of such default by Tenant shall remain the sole property of Landlord.

(a)                                  Not Required of Landlord. Landlord shall not be required to (i) relet the Demised Premises, (ii) exercise any other right or remedy granted to Landlord hereunder, or (iii) minimize the loss of Tenant as a result of the default of Tenant. If Landlord attempts to relet the Demised Premises, then Landlord shall be the sole judge as to whether or not a proposed tenant is suitable and acceptable.

SECTION 24. Waivers. Failure of Landlord or Tenant to complain of any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by said party of any of its rights or remedies provided herein, at law, in equity or by statute. No waiver by Landlord or Tenant at any time, express or implied, of any breach of any term, covenant or condition of this Lease shall be deemed a waiver of a breach of any other term, covenant or condition of this Lease or a consent to any subsequent breach of the same or any other term, covenant or condition. No cure by Landlord of any breach of any term, covenant or condition of this Lease by Tenant shall be deemed to be a waiver by Landlord of such breach.

SECTION 25. Force Majeure. In the event that Landlord or Tenant shall be delayed, hindered in, or prevented from the performance of any act required hereunder by reason of an act of God, strike, lockout, labor trouble, inability to procure materials, failure of power, restrictive governmental law, ordinance, rule or regulation, riot, insurrection, war, or the act, failure to act, or default of the other party, or other reason beyond their control, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equal to the period of such delay.

SECTION 26. Notice.

(a)                                  Delivery. Any notice, approval or consent authorized or required by this Lease shall be in writing and (i) delivered personally, (ii) sent postage prepaid by certified mail or registered mail, return receipt requested, or (iii) sent by a nationally recognized overnight carrier that guarantees next day delivery, directed to the other party at the address set forth in this Section 26 or such other parties or addresses as may be designated by Landlord or Tenant by notice given from time to time in accordance with this Section 26:

To Landlord:	The Jaytee Properties Limited Partnership
601 W. Market St.
Louisville, KY 40202
Attention: Mr. Steve Trager

To Tenant:	Republic Bank & Trust Company
601 W. Market St.
Louisville, KY 40202
Attention: Mr. Mike Beckwith

(b)                                 Receipt. A notice, approval or consent given in accordance with this Section 31 shall be deemed received (i) upon delivering it in person, (ii) three days after depositing it in an office of the United States Postal Service or any successor governmental agency, or (iii) one day after giving it to a nationally recognized overnight carrier.

SECTION 27. Estoppel Certificates. Either party shall, without charge, at any time and from time to time hereafter, within 15 days after written request, certify by written instrument duly executed and acknowledged to any mortgagee, purchaser, or any other person, firm or corporation specified in such request: (a) as to whether this Lease has been modified or amended, and if so, to attach such modification or amendment to the estoppel certificate; (b) as to the validity, force and effect of this Lease, in accordance with its tenor as then constituted; (c) as to the existence of any default hereunder; (d) as to the existence of any offset, counterclaim or defense thereto on the part of such other party; (e) as to the commencement and expiration dates of the Term; and (f) as to any other matters reasonably requested. Any such estoppel certificate may be relied upon by the party requesting it and any other person, firm or corporation to whom the same may be exhibited or delivered, and the contents of such estoppel certificate, shall be binding on the party executing same.

SECTION 28. Governing Law. This Lease and the performance thereof shall be governed, interpreted, construed and regulated by the laws of the Commonwealth of Kentucky.

SECTION 29. Partial Invalidity. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, at any time or to any extent, be deemed invalid, illegal or unenforceable, then the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby, and each term, covenant and condition of this Lease shall be valid, legal and enforceable to the fullest extent permitted by law.

SECTION 30. Short Form of Lease. The parties hereto shall, at any time and at the request of either party, execute a short form of lease in recordable form, setting forth a description of the Demised Premises, the Term and any other portions hereof, except the rent provisions, as either party may request.

SECTION 31. Construction of this Lease. Whenever the singular number is used herein, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context shall require. This Lease may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. “Landlord” and “Tenant” shall mean only the owner at the time of Landlord’s or Tenant’s interest herein, and upon any sale or assignment of the interest of either Landlord or Tenant herein, then their respective successors and/or assigns shall, during the term of their ownership of their respective estates herein, be deemed to be Landlord or Tenant, as the case may be. This Lease was drafted by counsel for one of the parties hereto as a matter of convenience only, and shall not be construed against or in favor of either party on such basis.

SECTION 32. Entire Agreement. No oral statement or prior written matter shall have any force or effect. Tenant is not relying on any representations or warranties other than those contained in this Lease. This Lease shall not be modified, amended or canceled except in a writing executed by all parties.

SECTION 33. Benefit and Binding Effect. Except as otherwise expressly provided herein, the terms, covenants and conditions contained in this Lease shall be binding upon, and shall inure to the benefit of, Landlord, Tenant and their respective heirs, legal representatives, successors and assigns.

SECTION 34. Attorney’s Fees and Expenses. In the event that a dispute arises between the parties with respect to this Lease, or either party is required to retain legal counsel to enforce any term, covenant or condition of this Lease, then the prevailing party shall be entitled to recover from the non-prevailing party any and all reasonable attorneys’ fees and expenses resulting there from.

SECTION 35. Real Estate Commission. Landlord and Tenant each warrant and represent to the other that neither has engaged or dealt with any real estate agent or broker in connection with the transaction contemplated by this Lease. Landlord and Tenant shall be solely responsible for and shall pay any and all real estate, broker’s or finder’s commissions or fees which may be payable as a result of the actions of Landlord or Tenant. Landlord and Tenant shall indemnify and hold the other harmless from and against any and all claims, damages and causes of action resulting from the claims of any real estate agent or broker.

SECTION 36. Surrender. On the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Demised Premises, free and clear of all liens, encumbrances and title matters, except for the Permitted Exceptions and easements approved by Landlord during the Term. The Improvements shall be in good condition and repair, ordinary wear, tear and damage by casualty excepted.

SECTION 37. Section Headings. The section headings used herein are for reference and convenience purposes only, and shall not enter into the interpretation hereof.

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IN WITNESS WHEREOF, Landlord and Tenant duly executed this Lease as of the date first set forth above, but actually on the dates set forth below.

LANDLORD:		TENANT:

The Jaytee Properties Limited Partnership		Republic Bank & Trust Company

By:	/s/ Steve Trager	By:	/s/ Kevin Sipes

Title:	General Partner	Title:	EVP & CFO

Date:	January 17, 2008	Date:	January 17, 2008